Exhibit 99.1

El Pollo Loco Holdings, Inc. Announces Second Quarter 2014 Financial Results

COSTA MESA, CA – September 4, 2014 – El Pollo Loco Holdings, Inc. (Nasdaq: LOCO) today announced financial results for its second quarter ended June 25, 2014.

Highlights for the second quarter ended June 25, 2014, compared to the second quarter ended June 26, 2013 were as follows:

•	Total revenue increased 6.3% to $86.9 million

•	System-wide comparable restaurant sales increased 5.4%, including a 5.0% increase for company-operated restaurants, and a 5.9% increase for franchised restaurants

•	Net income was $6.6 million, or $0.21 per diluted share, compared to $410,000, or $0.01 per diluted share

•	Pro forma net income(1) increased 10.0% to $6.1 million, or $0.16 per diluted share, compared to $5.5 million, or $0.15 per diluted share

•	Adjusted EBITDA(1) increased 7.6% to $16.6 million

(1)	Pro forma net income and adjusted EBITDA are non-GAAP measures. A reconciliation of GAAP net income to each of these measures is included in the accompanying financial data. See also “Non-GAAP Financial Measures.”

Steve Sather, President and Chief Executive Officer of El Pollo Loco Holdings, Inc., stated, “We’re pleased with the consistent strength of our results, which included a 5.4% increase in system-wide comparable restaurant sales and a 10.0% increase in pro forma net income in the second quarter. Our success continues to be driven by our compelling value proposition and the growing appeal of healthier, better for you offerings found on our menu. Our signature, citrus marinated fire grilled chicken and hand chopped entrees offered at quick service price points reinforce our QSR plus positioning.”

Sather continued, “As a result of our successful IPO, we have strengthened our capital structure to provide the financial flexibility to accelerate the growth of our business, augment our competitive position, and further enhance our brand. We believe El Pollo Loco has significant potential to grow its store base, including a substantial opportunity within our existing markets, as well as in new markets. We are particularly excited to open our first restaurant in the Greater Houston market this fall and recently signed a new agreement for the development of 12 franchised restaurants in the Greater Houston market over the next five years. We believe El Pollo loco is well positioned for future growth and are excited to satisfy the needs of consumers who are increasingly seeking real food, real fast at reasonable prices, while simultaneously building value for our shareholders.”

Initial Public Offering

On July 30, 2014, following the end of the second quarter of 2014, El Pollo Loco Holdings, Inc. successfully completed its initial public offering (“IPO”) at $15.00 per share. The Company sold a total of 8,214,286 shares of common stock, including 1,071,429 shares sold pursuant to the full exercise of the underwriters’ option to purchase additional shares. Total net proceeds to the Company from the offering, after deducting underwriter discounts and commissions and estimated offering expenses, were approximately $112.8 million. The Company used the proceeds primarily to repay in whole its $100 million Second Lien Term Loan.

Second Quarter 2014 Financial Results

Company-operated restaurant revenue increased 6.3% to $81.4 million from $76.5 million in the second quarter of 2013. Comparable company-operated restaurant sales increased 5.0% driven by a 2.8% increase in average check size and a 2.2% increase in traffic.

Franchise revenue increased 6.5% to $5.5 million, from $5.2 million in the second quarter of 2013. Franchised comparable restaurant sales increased 5.9% during the quarter.

Restaurant contribution increased 6.7% to $18.4 million from $17.2 million in the second quarter of 2013. As a percent of company-operated restaurant revenue, restaurant contribution margin improved to 22.6%, compared to 22.5% in the prior year quarter. An improvement in labor costs, driven by leverage of comparable company-operated restaurant sales growth, was largely offset by an increase in cost of sales as a result of higher commodity costs combined with a slight increase in occupancy and other operating expenses.

Net income for the second quarter of 2014 was $6.6 million, or $0.21 per diluted share, compared to $410,000, or $0.01 per diluted share in the second quarter of 2013.

Pro forma net income increased 10.0% to $6.1 million, or $0.16 per diluted share during the second quarter of 2014, compared to $5.5 million, or $0.15 per diluted share during the second quarter of 2013. A reconciliation between GAAP net income and pro forma net income is included in the accompanying financial data.

2014 Outlook

The Company currently anticipates the following for its fiscal year 2014:

•	System-wide comparable restaurant sales growth of approximately 5.5% to 6.0% including a 5.0% to 5.5% increase for company-operated restaurants;

•	The opening of 9 to 11 new company-owned restaurants and 4 new franchised restaurants; and

•	Restaurant contribution margin of 21.4% to 21.6%.

The following definitions apply to these terms as used in this release:

Comparable restaurant sales reflect the change in year-over-year sales for the comparable company, franchised and total system restaurant base. The comparable restaurant base is defined to include those restaurants open for 15 months or longer. At June 25, 2014, there were 163 restaurants, in our comparable company-operated restaurant base. At June 25, 2014, there were 228 restaurants, in our comparable franchised restaurant base.

Restaurant contribution and restaurant contribution margin are neither required by, nor presented in accordance with, GAAP. Restaurant contribution is defined as company-operated restaurant revenue less company restaurant expenses, which are food and paper costs, labor and related expenses and occupancy and other operating expenses. Restaurant contribution margin is defined as restaurant contribution as a percentage of net company-operated restaurant revenue. See also “Non-GAAP Financial Measures.”

EBITDA and adjusted EBITDA are neither required by, nor presented in accordance with, GAAP. EBITDA represents net income before interest expense, provision for income taxes, depreciation, and amortization , and adjusted EBITDA represents EBITDA before items that we do not consider representative of our ongoing operating performance, as identified in the GAAP reconciliation in the accompanying financial data. See also “Non-GAAP Financial Measures.”

Pro forma net income is neither required by, nor presented in accordance with, GAAP. Pro forma net income reflects (i) the net decrease in interest expense resulting from our repayment of our second lien term loan facility with the proceeds from our IPO and the reduction in interest resulting from our refinancing of our debt facilities in 2013, as if these events occurred on December 27, 2012 (ii) the elimination of fees payable under the management agreement between us and affiliates of our sponsors (iii) an estimate of recurring incremental legal, accounting, insurance and other compliance costs we expect to incur as a public company and the add-back of one-time costs incurred as a result of the IPO (iv) costs related to loss on disposal of assets and asset impairment and closed store costs and (v) provision for income taxes at a normalized tax rate of 40.5%, which reflects our estimated long-term effective tax rate, including both federal and state income taxes. See the GAAP reconciliation in the accompanying financial data and “Non-GAAP Financial Measures.”

Pro forma weighted-average share and per share data reflects the 8,214,286 additional shares of common stock issued in the IPO as if they had been issued on December 27, 2012. See also “Non-GAAP Financial Measures.”

Conference Call

The Company will host a conference call to discuss financial results for the second quarter of 2014 today at 5:00 PM Eastern Time. Steve Sather, President and Chief Executive Officer, Larry Roberts, Chief Financial Officer, and Ed Valle, Chief Marketing Officer will host the call.

The conference call can be accessed live over the phone by dialing 877-407-3982 or for international callers by dialing 201-493-6780. A replay will be available after the call and can be accessed by dialing 877-870-5176 or for international callers by dialing 858-384-5517; the passcode is 13589555. The replay will be available until Thursday, September 18, 2014. The conference call will also be webcast live from the Company’s corporate website at investor.elpolloloco.com under the “Events & Presentations” page. An archive of the webcast will be available at the same location on the corporate website shortly after the call has concluded.

About El Pollo Loco

El Pollo Loco is a differentiated and growing restaurant concept that specializes in fire-grilling citrus-marinated chicken in front of its customers. El Pollo Loco opened its first location on Alvarado Street in Los Angeles, California, in 1980 and has grown to more than 400 company-owned and franchised restaurants in Arizona, California, Nevada, Texas and Utah. The Company’s distinctive menu features its signature product – citrus-marinated fire-grilled chicken – and a variety of Mexican-inspired entrees that the Company and its franchisees create from that chicken.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements because they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “outlook,” “potential,” “project,” “projection,” “plan,” “intend,” “seek,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. They appear in a number of places throughout this press release and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the industry in which we operate. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected.

While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties disclosed in our final prospectus dated July 24, 2014, including the sections thereof captioned “Special Note Regarding Forward-Looking Statements” and “Risk Factors.” These filings and future filings are available online at www.sec.gov, www.elpolloloco.com or upon request from El Pollo Loco.

We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences we anticipate or affect us or our operations in the ways that we expect. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use non-GAAP financial measures including those indicated above. These measures are not intended to be considered in isolation or as substitutes for, or superior to, financial measures prepared and presented in accordance with GAAP. We use non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that they provide useful information about operating results, enhance understanding of past performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP measures used in this press release may be different from the measures used by other companies.

Investor Contact:

Fitzhugh Taylor, ICR

fitzhugh.taylor@icrinc.com

714-599-5200

EL POLLO LOCO HOLDINGS, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	Thirteen Weeks Ended				Twenty-Six Weeks Ended
	June 25, 2014		June 26, 2013		June 25, 2014		June 26, 2013
	$	%	$	%	$	%	$	%
Revenue:
Restaurant revenue	$81,358	93.6%	$76,520	93.6%	$157,571	93.6%	$148,589	93.6%
Franchise revenue	5,546	6.4%	5,207	6.4%	10,760	6.4%	10,133	6.4%

Total revenue	86,904	100.0%	81,727	100.0%	168,331	100.0%	158,722	100.0%
Costs of operations:
Food and paper cost (1)	25,930	31.9%	24,207	31.6%	49,953	31.7%	46,903	31.6%
Labor and related expenses (1)	20,102	24.7%	19,218	25.1%	39,415	25.0%	38,288	25.8%
Occupancy and other operating expenses (1)	16,945	20.8%	15,874	20.7%	32,989	20.9%	31,398	21.1%

Company restaurant expenses (1)	62,977	77.4%	59,299	77.5%	122,357	77.7%	116,589	78.5%
General and administrative expenses	6,835	7.9%	6,298	7.7%	13,465	8.0%	12,491	7.9%
Franchise expenses	943	1.1%	981	1.2%	1,926	1.1%	1,950	1.2%
Depreciation and amortization	2,752	3.2%	2,541	3.1%	5,347	3.2%	4,945	3.1%
Loss on disposal of assets	215	0.2%	391	0.5%	491	0.3%	581	0.4%
Asset impairment and closed store reserves	340	0.4%	36	0.0%	393	0.2%	101	0.1%

Total expenses	74,062	85.2%	69,546	85.1%	143,979	85.5%	136,657	86.1%

Income from operations	12,842	14.8%	12,181	14.9%	24,352	14.5%	22,065	13.9%
Interest expense, net	5,703	6.6%	9,800	12.0%	11,326	6.7%	19,580	12.3%

Income before provision for income taxes	7,139	8.2%	2,381	2.9%	13,026	7.7%	2,485	1.6%
Provision for income taxes	(570)	-0.7%	(1,971)	-2.4%	(987)	-0.6%	(2,135)	-1.3%

Net Income	$6,569	7.6%	$410	0.5%	$12,039	7.2%	$350	0.2%

Net income per share:
Basic	$0.23		$0.01		$0.42		$0.01
Diluted	$0.21		$0.01		$0.39		$0.01
Wighted average shares used in computing net income per share:
Basic	28,715,485		28,712,622		28,714,053		28,712,622
Diluted	30,596,998		28,999,093		30,595,565		28,999,093

(1)	As a percentage of restaurant revenue.

EL POLLO LOCO HOLDINGS, INC.

UNAUDITED SELECTED BALANCE SHEETS AND SELECTED OPERATING DATA

(dollar amounts in thousands)

	As of
	June 25, 2014	December 25, 2013
Balance Sheet Data:
Cash and cash equivalents	$27,134	$17,015
Total assets	433,168	416,942
Total debt	288,346	289,242
Total liabilities	372,283	368,406
Total stockholder’s equity	60,885	48,536

	Twenty-Six Weeks Ended
	June 25, 2014	June 26, 2013
Selected Operating Data:
Company-owned restaurants at end of period	168	167
Franchise restaurants at end of period	233	231
Company-owned:
Comparable restaurant sales	5.2%	6.8%
Units in the comparable base	164	162

EL POLLO LOCO HOLDINGS, INC.

UNAUDITED RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA

(dollar amounts in thousands)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 25, 2014	June 26, 2013	June 25, 2014	June 26, 2013
Adjusted EBITDA:
Net income, as reported	$6,569	$410	$12,039	$350
Provision for income tax	570	1,971	987	2,135
Interest expense, net	5,703	9,800	11,326	19,580
Depreciation and amortization	2,752	2,541	5,347	4,945

EBITDA	15,594	14,722	29,699	27,010
Stock-based compensation expense	169	30	338	115
Management fees	134	169	292	324
Loss on disposal of assets	215	391	491	581
Impairments and closures	340	36	393	101
Pre-opening costs	103	43	211	147

Adjusted EBITDA	$16,555	$15,391	$31,424	$28,278

EL POLLO LOCO HOLDINGS, INC.

UNAUDITED RECONCILIATION OF NET INCOME TO PRO FORMA NET INCOME

(dollar amounts in thousands, except per share data)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 25, 2014	June 26, 2013	June 25, 2014	June 26, 2013
Pro forma net income:
Net income, as reported	$6,569	$410	$12,039	$350
Provision for taxes, as reported	570	1,971	987	2,135
Interest expense, as reported	5,703	9,800	11,326	19,580
Pro forma interest expense	(3,108)	(3,108)	(6,135)	(6,135)
IPO costs	134	—	134	—
Ongoing public company costs	(365)	(365)	(816)	(816)
Management fees	125	125	250	250
Loss on Disposal of Assets	215	391	491	581
Asset Impairment and Closed Store Costs	340	36	393	101
Provision for income taxes	(4,124)	(3,750)	(7,561)	(6,499)

Pro forma net income	$6,059	5,510	11,108	9,547

Pro forma weighted-average share and per share data:
Pro forma net income per share
Basic	$0.16	$0.15	$0.30	$0.26

Diluted	$0.16	$0.15	$0.29	$0.26

Wieghted-average shares used in computing pro forma net income per share
Basic	36,929,771	36,926,908	36,928,339	36,926,908
Diluted	38,811,284	37,213,379	38,809,851	37,213,379